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                                                                 EXHIBIT 12.2



To the Board of Directors
Legacy Brands, Inc.
Roseville, California


We consent to the inclusion in this registration statement on Form SB-2 (to be filed on or about July 8, 1998) of our report dated June 30, 1998, on our audits of the financial statements of Legacy Brands, Inc. We also consent to the reference to our firm under the caption "Experts."



                                             Very truly yours,


                                             /s/ PricewaterhouseCoopers LLP


Sacramento, CA
July 8, 1998